EXHIBIT D

                              EMPLOYMENT AGREEMENT


      EMPLOYMENT AGREEMENT, dated as of [ INSERT DATE ] (the "Effective Date"), between ENHANCE BIOTECH, INC., a corporation organized under the laws of the State of Delaware ("Employer"), and Kwen-Jen Chang ("Executive").

      WHEREAS, Executive desires to provide services to Employer and Employer desires to retain the services of Executive;

      WHEREAS, Employer and Executive desire to formalize the terms and conditions of Executive's employment with Employer.

      NOW, THEREFORE, Employer and Executive hereby agree as follows:

      1. Employment.

            1.1. General.

                  1.1.1 Effective as of the Effective Date, Employer hereby employs Executive in the capacity of Chief Science Officer. Executive hereby accepts such employment upon the terms and subject to the conditions herein contained. Commencing on the Effective Date, Executive shall have the duties set forth on Schedule 1 attached hereto. Executive agrees to perform the foregoing duties and responsibilities as well as such other duties as may be requested by the Board of Directors of Employer (the "Board of Directors") and the President and Chief Executive Officer of Employer.

                  1.1.2 During Executive's employment with Employer, Executive will report directly to, and take direction from, the Board of Directors and the President and Chief Executive Officer of Employer.

            1.2. Board of Directors. For so long as Executive is serving as Chief Science Officer of Employer, Executive agrees, if so requested by Employer, to serve as a member of Board of Directors without additional compensation.


            1.3. Exclusive Full-Time Position. Executive, during Executive's employment with Employer, will devote Executive's best efforts and all of Executive's business time, attention and skills to the business and affairs of Employer, it being understood that Executive shall not be employed by or provide services to any other person or entity during Executive's employment with Employer. Notwithstanding the foregoing, Executive shall be permitted to (i) serve as a member of the board of unaffiliated companies but only if such service is with the prior written consent of the Board of Directors, which consent may be withheld in the sole discretion of the Board of Directors; (ii) serve on civic, professional or charitable boards or committees, and (iii) manage personal investments; provided, however, that Executive may not engage in any of the activities described in this sentence to the extent such activities
(x) prevent Executive from devoting substantially all of Executive's business time to Employer, (y) adversely affect the performance of Executive's duties and responsibilities to Employer or (z) violate any other provision of this Agreement.


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

            1.4. Location of Employment. Executive's principal place of employment during Executive's employment with Employer shall be in Durham, North Carolina or such other location as Employer and Executive shall agree. Executive acknowledges that the proper performance of Executive's duties may require travel and Executive agrees to engage in such travel as may be required during Executive's employment.

      2. Compensation and Benefits.

            2.1. Salary. During the period of Executive's employment pursuant to this Agreement, Employer will pay to Executive a base salary ("Base Salary") at an annual rate of Two Hundred Twenty Two Thousand Eight Hundred Twenty Dollars ($222,820), payable in accordance with the customary payroll practices of Employer. Executive's Base Salary shall be reviewed in accordance with the policy of Employer from time to time, but in any event no less than annually, and may be subject to upward adjustment based upon, among other factors, Executive's performance, as determined in the sole discretion of the Board of Directors. In no event shall Executive's Base Salary in effect at a particular time be reduced without Executive's prior written consent.

            2.2. Additional Compensation. The compensation set forth in this
Section is in addition to the Base Salary and other benefits set forth in
Section 2.

                  2.2.1 Annual Bonus. Executive shall be eligible for and the Board of Directors may, in its sole discretion, award Executive a bonus (the "Annual Bonus") based upon the attainment of performance targets and other reasonable criteria established by the Board of Directors. The Annual Bonus shall be paid to Executive at the same time it is paid to other eligible employees. Except as specifically set forth in this Agreement, Executive must be employed on the date the bonus is paid in order to earn the Annual Bonus.

                  2.2.2 Stock Options. As additional consideration for Executive's performance of services hereunder, upon the Effective Date, Employer shall issue to Executive, pursuant to Employer's 2004 Incentive Plan, options (the "Options") to purchase 1 Million shares of Employer's common stock, $0.001 par value per share. It is intended that the maximum amount of these Options as permitted under law qualify as an "incentive stock option" under Section 422 of the Code, and to the extent that all or any portion of the Options do not so qualify, the Options shall be treated as non-qualified options. The Options shall have a per share exercise price equal to not less than the fair market value on the date of grant and shall expire on a date to be established by the Board of Directors or the applicable committee administering the Employer's 2004 Incentive Plan, but no later than the tenth anniversary of the Effective Date. The Options are subject to the following vesting schedule; provided, however, that Executive must be an employee of Employer on the applicable vesting date in order for such Options to vest: 25% of the Options shall vest on the date of grant and 25% of the Options shall vest on each of the first, second and third anniversaries of the date of grant.


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

            2.3. Executive Benefits. In addition to the Base Salary and additional compensation set forth in Section 2, Executive shall also be entitled to the following benefits during Executive's employment hereunder:

                  2.3.1. Expenses. Employer shall, subject to Employer's expense reimbursement policies as established or amended from time to time, promptly reimburse Executive for expenses Executive reasonably incurs in connection with the performance of Executive's duties (including, without limitation, reimbursement for professional society membership fees and fees to attend meetings of such professional societies, business travel and entertainment expenses); provided, that Executive has provided Employer with documentation of such expenses in accordance with Employer's expense reimbursement policies and applicable tax requirements.

                  2.3.2. Employer Plans. Executive will be entitled to participate in the employee benefit plans and programs generally provided to employees by Employer from time to time, including, but not limited to, participation in any 401(k), life insurance, health and accident, medical and dental, disability and retirement plans and programs, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and programs. Employer retains the unilateral right to amend, modify or terminate any of its employee benefit plans and programs at any time.

                  2.3.3. Vacation. Executive shall be entitled to twenty (20) working days of paid vacation leave per year. Vacation must be scheduled at those times most convenient to Employer's business as reasonably determined by the Board of Directors and the President and Chief Executive Officer.

                  2.3.4. Coverage. Nothing in this Agreement shall prevent Executive from participating in any other compensation plan or benefit plan made available to Executive by Employer.

                  2.3.5. Life/Key Man Insurance. Providing Executive is insurable at commercially reasonable rates, Employer shall obtain term life insurance on the life of Executive in the amount of at least $500,000, at Employer's expense, and Executive may name the beneficiary of the policy. Employer shall have the right, but not the obligation, to obtain key man life insurance on the life of employee at Employer's expense, in reasonable amounts, but not less than the amounts set forth in the preceding sentence.


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

            2.4. Taxes and Withholding. Employer shall have the right to deduct and withhold from all compensation payable to Executive all Medicare, social security, and other federal, state and local taxes and charges which currently are or hereafter may be required by law to be so deducted or withheld.

            2.5. Employment Term. Executive's employment by Employer pursuant to this Agreement shall commence as of the Effective Date and, except as provided in Section 3.1 hereof, will continue at-will until the third anniversary of the Effective Date. On the third anniversary of the Effective Date this Agreement shall terminate and, unless Executive and the Employer enter into a new employment agreement, Executive shall thereafter be an employee at-will subject to the general employment policies and practices of the Employer.

      3. Termination of Employment.

            3.1. Events of Termination. Executive's employment with Employer will terminate upon the occurrence of any one or more of the following events:

                  3.1.1. Death. In the event of Executive's death, Executive's employment will terminate on the date of death.

                  3.1.2. Disability. In the event of Executive's Disability (as hereinafter defined), Employer will have the option to terminate Executive's employment by giving a written notice of such termination to Executive. For purposes of this Agreement, "Disability" means Executive's inability as a result of a physical or mental illness to perform Executive's duties which has continued or is expected to continue for an aggregate of 90 days (not including permitted vacation days and holidays) during any consecutive 365 day period, as determined in good faith by the Board of Directors upon the advice of an independent physician.

                  3.1.3. Termination by Employer for Cause. Employer may, at it's option, terminate Executive's employment for "Cause" upon giving written notice of such termination to Executive. As used in this Agreement, the term "Cause" shall include but not necessarily be limited to (i) conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (ii) engagement in conduct which has the effect of bringing disrepute to the Employer's reputation or hold the Employer or the Executive up to public ridicule; (iii) fraud on or misappropriation of any funds or property of the Employer, any affiliate, customer or vendor; (iv) willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses);
(v) personal dishonesty, willful misconduct, or breach of fiduciary duty which involves personal profit; (vi) gross incompetence in the performance of the Executive's duties under this Agreement; (vii) willful misconduct in connection with the Executive's duties or willful failure to perform the Executive's responsibilities in the best interests of the Employer; (vii) habitual absenteeism or inattention to the Executive's duties; (ix) chronic use of alcohol, drugs or other similar substances (other than pursuant to medical prescriptions and under doctors' supervision for treatment of legitimate illnesses or conditions) which affects the Executive's work performance; (x) violation of any Employer rule, regulation, procedure or policy which has, or may reasonably be expected to have, a material adverse effect on the Employer;
(xi) engaging in behavior that would constitute grounds for liability for harassment (as proscribed by the U.S. Equal Employment Opportunity Commission Guidelines or any other applicable state or local regulatory body) or other egregious conduct that violates laws governing the workplace; or (xii) material breach of any material provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Executive for the benefit of the Employer (including, without limitation, such provisions within this Agreement) or of any material Employer policy, all as determined by the Board of Directors, which determination will be conclusive. Notwithstanding anything to the contrary, employment may not be terminated for Cause in the event that the Executive becomes permanently disabled as set forth in this Agreement or dies. Anything herein to the contrary notwithstanding, the Employer shall give the Executive written notice prior to terminating the Executive's employment for Cause under any circumstance in which the conduct constituting Cause is reasonably open to cure (for instance, by way of illustration only, where the Cause does not involve a violation of trust or otherwise adversely affect the relationship between the Executive and the Employer on a going-forward basis or involve commission of an act, such as a felony, or an unauthorized disclosure of confidential material, or an act which may constitute illegal harassment under laws governing the workplace, which can't be undone), setting forth in reasonable detail the nature of any alleged breach and the conduct required to cure such breach. If, and only if, the nature of the breach is such that the breach is reasonably open to cure, then the Executive shall have fourteen (14) days from the giving of such notice within which to cure such breach.


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

                  3.1.4. Without Cause By Employer. Employer may, at its option, terminate Executive's employment for any reason whatsoever (other than for the other reasons set forth above in this Section 3.1) by giving written notice of such termination to Executive, and Executive's employment shall terminate on the later of the date the written notice of such termination is given or the date set forth in such written notice.

                  3.1.5. For Good Reason by Executive. Executive may, at Executive's option, terminate Executive's employment for "Good Reason" by giving written notice of termination to Employer in the event that there is a failure of Employer (or successor employer) to promptly pay Executive's salary or additional compensation or benefits hereunder in accordance with this Agreement in any material respect. It shall also be considered Good Reason for termination by Executive if, in the event of a Change of Control (as defined below), any successor employer fails to fully assume Employer's obligations under this Agreement. For purposes, of this Agreement, a "Change of Control", shall mean
(i) the dissolution or liquidation of Employer, or (ii) the consummation of any merger or consolidation of Employer other than in a transaction in which Employer is the surviving corporation or a majority of the board of directors of the surviving corporation were directors of Employer before such transaction or are designated by the former shareholders of Employer, or (iii) a sale or other disposition of all or substantially all of the then-outstanding capital stock of Employer or a sale or other disposition of all or substantially all of Employer's assets. Good Reason shall also include any requirement that Executive move his principal office to a location outside the Research Triangle area of North Carolina.


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

                  3.1.6. Without Good Reason By Executive. Executive may terminate Executive's employment for any reason (other than for Good Reason) by giving written notice of such termination to Employer. Executive's employment shall terminate on the earlier of (i) the date, following the date of the notice of termination, upon which a suitable replacement for Executive is found by Employer or upon which Employer makes a determination, in its sole discretion, that Executive's duties shall be undertaken by other employees of Employer, or
(ii) sixty (60) days after the date of receipt by Employer of the written notice.

            3.2. Certain Obligations of Employer Following Termination of Executive's Employment. Following the termination of Executive's employment under the circumstances described below, Employer will pay to Executive in accordance with its regular payroll practices the following compensation and provide the following benefits:

                  3.2.1. Death; Disability. In the event that Executive's employment is terminated by reason of Executive's death or Disability, Executive or Executive's estate, as the case may be, shall be entitled to the following:

                  (i) that portion of any unpaid Base Salary up to and including the date of such termination and any accrued but unused vacation up to and including the date of such termination (the "Accrued Amount");

                  (ii) any accrued but unpaid Annual Bonus for any year prior to the year in which such termination occurred ("Prior Annual Bonuses");

                  (iii) any unreimbursed business expenses incurred prior to the date of such termination ("Expense Reimbursement");

                  (iv) all benefits generally available under the employee benefit plans, and the policies and practices of Employer, determined in accordance with the applicable terms and provisions of such plans, policies and practices, in each case, as accrued to the date of termination ("Accrued Benefits") or otherwise payable as a consequence of Executive's death or Disability; and

                  (v) the right to exercise all options that are fully vested as of the date of such termination for the remainder of the term of such options as fully set forth in the applicable grant agreement.


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

                  3.2.2. Without Cause by Employer; For Good Reason by Executive. In the event that Executive's employment is terminated by Employer pursuant to Section 3.1.4 hereof or by Executive pursuant to Section 3.1.5 hereof, Executive shall be entitled to the following:

                  (i) continuing payments of then current Base Salary for the following period (each such period as applicable, the "Severance Period"):

                                             (a) if such termination occurs
                                             prior to the first anniversary of
                                             the Effective Date, for the period
                                             beginning on the date of such
                                             termination and ending on the
                                             second anniversary of the Effective
                                             Date, or

                                             (b) if such termination occurs on
                                             or after the first anniversary of
                                             the Effective Date, for the twelve
                                             (12) month period following such
                                             termination;

and

                  (ii) continuing coverage under Employer's employee benefit plans during the Severance Period or if earlier, until Executive is covered under the employee benefit plans of another employer;

                  (iii) the Accrued Amount, Prior Annual Bonuses, Expense Reimbursement and Accrued Benefits; and

                  (iv) any unvested portion of any options previously granted to Executive that is scheduled to vest during the Severance Period shall vest immediately as of the date of such termination and Executive shall have the right to exercise all options that are fully vested as of the date of such termination (including, those vested by acceleration on the date of such termination) for the remainder of the term of such options as fully set forth in the applicable grant agreement.

                  3.2.3. Termination by Executive Without Good Reason or by Employer for Cause. In the event Executive's employment is terminated by Executive pursuant to Section 3.1.6 or Section 3.1.7 hereof or by Employer pursuant to Section 3.1.3 hereof, Executive shall be entitled to the Accrued Amount, Expense Reimbursement and Accrued Benefits.

                  3.2.4. Termination on the Third Anniversary of the Effective Date. In the event Executive's employment is terminated upon the expiration of this Agreement on the third anniversary of the Effective Date, Executive shall not be entitled to any compensation, benefits or severance of any kind, except as required by law.


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

            3.3. Nature of Payments. All amounts to be paid by Employer to Executive pursuant to this Section 3 are considered by the parties to be severance payments. In the event such payments are treated as damages, it is expressly acknowledged by the parties that damages to Executive for termination of employment would be difficult to ascertain and the above amounts are reasonable estimates thereof.

            3.4. Release. Notwithstanding anything to the contrary, neither the Executive nor the Executive's estate shall be entitled to receive any compensation, reimbursement or benefits upon termination of employment (other than as required by law) unless the Executive or the Executive's estate, as the case may be, executes and delivers to the Employer promptly after termination a written release, in form and substance reasonably satisfactory to the Employer, by which the Executive and the Executive's estate, as the case may be, releases the Employer from any obligations and liabilities of any type whatsoever related to Executive's employment under this Agreement, except for the Employer's obligations with respect to Section 3.2 of this Agreement, which release shall not affect the Executive's estate's right, if any, to indemnification with respect to, or insurance in respect of, any actions taken within the scope of the Executive's employment, or the Executive's or the Executive's estate's rights in respect of the Executive's vested securities. The parties hereto acknowledge that the compensation, reimbursement and benefits to be provided under Section 3.2 are to be provided in consideration for the above-specified release, as well as for Executive's agreement to be bound by the provisions of
Section 3.5 and Section 4.

            3.5. Other Provisions Applicable to Termination of Employment.

                           (1) At any time after notice to terminate this Agreement has been served or received by the Employer, the Employer, without being deemed in breach of this Agreement or being deemed to be taken steps which would constitute grounds for a different kind of termination under this Agreement, may require the Executive to do the following during the applicable notice period concluding on the effective date of termination of employment under this Agreement:

                                    (i) work in a capacity consistent with the
                  Executive's then applicable position and status other than that in which the Executive is employed under this Agreement but without affecting the Executive's fixed salary, including benefits; and

                                    (ii) remain away from work and, although the
                  Executive will continue to receive the Executive's salary and benefits provided for under this Agreement during such period, and the Employer will not be obliged to provide the Executive with any work although the Employer may, in its absolute discretion, assign to the Executive during this period, from time to time, such appropriate tasks or projects as may be carried out by the Executive away from the Employer's offices.


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

            (2) Upon termination of the Executive's employment under this Agreement, the Executive shall do the following:

                                    (i) forthwith surrender to the Employer, in
                  good condition and working order (ordinary wear and tear excepted), all Employer property in the Executive's possession including, without limitation, all books, papers and other documents (of whatever nature and in whatever media) belonging to the Employer or its subsidiary or associated company or relating to the business of the Employer or its subsidiary or associated companies;

                                    (ii) if the Executive is a director of the
                  Employer or of any subsidiary or associated company, or if the Executive is an officer of any subsidiary or any associated company, and is so requested by the Employer, resign as an officer or director, as the case may be, within forty-eight
                  (48) hours of being so requested and, should the Executive fail to do so within forty-eight (48) hours of being so requested, the Executive irrevocably authorizes the Employer to appoint an agent in the Executive's name and on the Executive's behalf to execute and deliver any documents and to take any and all actions reasonably deemed by the Employer to be necessary or appropriate to give effect to such resignation(s) by the Executive; and

                                    (iii) immediately repay all outstanding
                  debts or loans due to the Employer and/or any subsidiary or associated company, the Employer being expressly authorized, for purposes of clarity, to deduct the same from any wages of the Executive a sum in repayment of all or any part of any such debts or loans.

      4. Confidentiality; Nonsolicitation; Non-Compete.

            4.1. Confidential and Proprietary Information; Non-Solicitation. Executive's employment by Employer is subject to Executive executing the Proprietary Rights and Confidentiality Agreement annexed hereto as Schedule 2. Such agreement shall be deemed, upon execution, to be incorporated in and a part of this Agreement.

            4.2. Executive acknowledges and agrees that (a) Employer will be irreparably injured in the event of a breach by Executive of any of Executive's obligations under Section 4.1; (b) monetary damages will not be an adequate remedy for any such breach; (c) in the event of any such breach Employer will be entitled to injunctive relief as a matter of right and without posting a bond or other security, in addition to any other remedy which it may have, and Executive shall not oppose such injunctive relief based upon the extent of the harm or the adequacy of monetary damages.

      4.3. Non-competition and Non-solicitation.


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

            (a) The Executive agrees and acknowledges that, in connection with the Executive's employment with the Employer, the Executive will be provided with access to and become familiar with confidential and proprietary information and trade secrets belonging to the Employer. Executive further acknowledges and agrees that, given the nature of this information and trade secrets, it is likely that such information and trade secrets would inevitably be used or revealed, either directly or indirectly, in any subsequent employment with a competitor of the Employer in any position comparable to the position the Executive holds with the Employer under this Agreement. Accordingly, in consideration of the Executive's employment with the Employer pursuant to this Agreement, and other good and valuable consideration, the receipt of which is hereby acknowledged, Executive agrees that, while the Executive is in the employ of the Employer and for a period equal to the greater of the period during which the Executive receives any severance pursuant to this Agreement, if any, and Twelve (12) months after the termination of the Executive's employment, the Executive shall not, either on the Executive's own behalf or on behalf of any third party, except on behalf of the Employer or, with the prior written agreement of the Employer (not to be unreasonably withheld) or any affiliate of the Employer, directly or indirectly:

            (1) Other than through the Executive's ownership of stock of the Employer, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control, or financing of, or be connected as a proprietor, partner, stockholder, officer, director, principal, agent, representative, joint venturer, investor, lender, consultant or otherwise with, or use or permit the Executive's name to be used in connection with, any business or enterprise engaged directly or indirectly in competition with the Business Conducted by the Employer (as hereinafter defined) at any time during such period, and any other business ("Other Business") engaged in by the Employer that Executive is or has been directly involved with during the Twelve (12) month period immediately preceding termination of the Executive's employment. As used in this Agreement, the term "Business Conducted by the Employer" shall mean the discovery, clinical or pre-clinical development, sale and/or manufacture of drugs or drug candidates that are known to be pharmacologically active at the delta and/or mu cell receptor(s), and the acquisition, licensing, development, manufacturing, marketing and distribution of drugs and treatments for such other conditions as the Employer is engaged in addressing during the Twelve (12) month period immediately preceding termination of the Executive's employment. The foregoing, however, shall not prevent Executive from performing services for a business engaged in the biotechnology or biopharmaceutical businesses generally which is not competitive with the Employer, or for a competitive business if such competitive business is also engaged in lines of business which do not compete with the Employer and if Executive's services are restricted to employment in such other lines of business. It is recognized by the Executive and the Employer that the Business Conducted by the Employer is and is expected to continue to be conducted throughout the United States and the world, and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation provisions set forth in clauses (2) and (3) below) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by Executive as a passive investment of not more than one percent (1%) percent of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to the Securities Exchange Act of 1934, as amended.


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

            (2) Attempt in any manner to solicit from a current client or customer of the Employer at the time of the Executive's termination, business of the type performed by the Employer or to persuade any client of the Employer to cease to do business or change the nature of the business or to reduce the amount of business which any such client has customarily done or actively contemplates doing with the Employer; or

            (3) Recruit, solicit or induce, or attempt to induce, any person or entity which, at the time of the termination of the Executive's employment or at any time during the Twelve (12) month period prior to such termination was an employee of the Employer or its affiliates, to terminate such employee's employment with, or otherwise cease such employee's relationship with the Employer or its affiliates. As used in this Agreement, an affiliate of the Employer is any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the Employer.

            (b) The parties agree that the relevant public policy aspects of covenants not to compete have been discussed, and that every effort has been made to limit the restrictions placed upon the Executive to those that are reasonable and necessary to protect the Employer's legitimate interests. Executive acknowledges that, based upon the Executive's education, experience, and training, this non-compete provision will not prevent the Executive from earning a livelihood and supporting himself and the Executive's family during the relevant time period.

            (c) If any restriction set forth in Section 4.3 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic areas as to which it may be enforceable.

            (d) The restrictions contained in 4.3 are necessary for the protection of the business and goodwill of the Employer and/or its affiliates and are considered by the Executive to be reasonable for such purposes. The Executive agrees that any material breach of Section 4.3 will cause the Employer and/or its affiliates substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Employer shall have the right to seek specific performance and injunctive relief.

            (e) The provisions of Section 4.3 shall survive termination or expiration of this Agreement.

            (f) EXECUTIVE HAS READ AND CAREFULLY CONSIDERED THE TERMS OF THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONTACT EXECUTIVE'S OWN LEGAL COUNSEL TO ADVISE EXECUTIVE REGARDING THE TERMS OF THIS AGREEMENT, AND EXECUTIVE NOW AGREES THAT THE TERMS OF THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTEREST OF THE EMPLOYER. EXECUTIVE FURTHER AGREES THAT THE RESTRICTIONS AND COVENANTS OF THIS AGREEMENT WILL NOT IMPAIR THE ABILITY OF EXECUTIVE TO SECURE EMPLOYMENT SO AS TO BE ABLE TO MAKE A REASONABLE LIVING. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Executive against the Employer whether predicated on this Agreement or otherwise. Failure of the Employer to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such provisions or of the right of the Employer to enforce subsequent breaches of the same or other conditions and covenants, unless such permanent waiver is provided to Executive in writing and signed by the President of the Employer or, if Executive is the President of the Employer, such writing is to be signed by the officer of the Employer designated for such purpose by the Board of Directors.


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

            (g) Notwithstanding anything herein which may be construed to the contrary, Executive shall be free to use and employ Executive's general skills, know-how and expertise, and to use, disclose and employ any generalized ideas, concepts, know-how, methods, techniques or skills gained or learned during the course of providing the services hereunder, so long as Executive acquires and applies this information without violating the terms of this Paragraph 4.3 or the Proprietary Rights and Confidentiality Agreement executed and delivered by the Executive to the Employer in connection herewith.

            (h) The term of this non-competition covenant shall be tolled during any period of actual competition or breach of this Section 4.3 by the Executive and/or any period of litigation to enforce Executive's obligations under this Agreement.

            5. Indemnification. Executive shall be covered by the Employer's directors and officers liability insurance policy, and errors and omissions coverage, to the same extent such coverage is generally provided by the Employer to its directors and officers and to the fullest extent permitted by such insurance policies. In addition, the Employer shall indemnify and hold Executive harmless from all liability to the fullest extent permitted by the Employer's bylaws and applicable law.

      6. Miscellaneous Provisions.

            6.1. Severability. If in any jurisdiction any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

            6.2. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

            6.3. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand, or when delivered if mailed by registered or certified mail, postage prepaid, return receipt requested, or private courier service or via facsimile (with written confirmation of receipt) as follows:

                  If to Employer, to:

                       Enhance Biotech, Inc.
                       712 Fifth Avenue
                       New York, NY  10019
                       Attn:   Christopher Every,
                               President and Chairman

                       Copy to:

                       Andrew J. Cosentino
                       Enhance Biotech, Inc.
                       712 Fifth Avenue
                       New York, NY  10019
                       Facsimile No.:  (212) 581-1922

                  If to Executive, to:

                        Kwen-Jen Chang
                        104 Sierra Drive
                        Chapel Hill, NC 27514
or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

            6.4. Amendment. No provision of this Agreement may be modified, amended, waived or discharged in any manner except by a written instrument executed by Employer and Executive. No course of dealing between the parties to this Agreement shall be deemed to affect or to modify, amend or discharge any provision or term of this Agreement.

            6.5. Entire Agreement. This Agreement and the Proprietary Rights and Confidentiality Agreement executed and delivered by the Executive to the Employer in connection herewith constitute the entire agreement of the parties hereto with respect to the subject matter hereof, and supersede all prior agreements and understandings of the parties hereto, oral or written, with respect to the subject matter hereof. No representation, promise or inducement has been made by either party that is not embodied in this Agreement or the Proprietary Rights and Confidentiality Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

            6.6. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein without regard to its conflicts or choice of law provisions.

            6.7. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

            6.8. Binding Effect; Successors and Assigns. Executive may not delegate Executive's duties or assign Executive's rights hereunder. This Agreement will inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives, and successors. Employer may assign this Agreement to any entity purchasing all or substantially all of the assets of Employer.

            6.9. Waiver, etc. The failure of either of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party against whom or which enforcement of such waiver is sought, and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach.

            6.10. Continuing Effect. Where the context of this Agreement requires, the respective rights and obligations of the parties shall survive any termination or expiration of the term of this Agreement, and more specifically, including, without limitation, Section 4.

            6.11. Representations and Warranties of Executive. Executive hereby represents and warrants to Employer that to the knowledge of Executive, Executive is not bound by any non-competition, confidentiality or other agreement which would prevent Executive's execution, delivery and performance of this Agreement. The Executive agrees to indemnify and hold harmless the Employer for any liability the Employer may incur as the result of the existence of any such obligation.


      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


                              ENHANCE BIOTECH, INC.


                                     By:
                                        --------------------------------------
                                        Name:
                                        Title:


                                         --------------------------------------
                                         Kwen-Jen Chang

                                                                      SCHEDULE 1

                               EXECUTIVE'S DUTIES


Executive will be responsible for the thought leadership and expertise in the discovery and development of new indications for the Employer's compound library, with special focus upon the delta receptor compounds as well as the following key tasks reporting to the Chief Executive Officer:

1. To direct the implementation of a company Strategic Science and Drug Development Plan with the objective to achieve effective commercialisation and to increase value in the product pipeline and compound library, for Board of Directors approval;

2. To provide consultancy and support to the President & Chief Executive Officer and Chief Financial Officer in optimising the commercial development of the Delta Receptor science and product library;

3. To Chair the Scientific Advisory Board thereby directing and contributing to existing and new product development programs and direction;

4. To direct the implementation of research and discovery programs within the parameters agreed in the Strategic Science & Drug Development Plan (1 above), and to oversee drug development in the short term until such time as the VP Development is recruited, as requested by the Board of Directors and Chief Executive Officer;

5. To provide scientific supports for Chief Executive Officer and Chief Financial Officer for in and out licensing activities;

6. To oversee the publication and presentation of scientific data at appropriate times as the Employer requires; and

7.    To direct and oversee the drug development programs in Asia:

7.1. Responsible for overseeing the effective achievement of research objectives and science relationships in the Asian based product development and licensing relationships;

7.2. To encourage and develop similar opportunities in additional East Asian markets relevant to the Employer's strategic objectives and pipeline capabilities;

7.3. To ensure that budget allocations agreed to by the Board of Directors for development of research and projects in Asian areas are strictly adhered to;

7.4. To maintain information flow on a regular basis and interface the relationships and development programs of the Asian area to the Employer through reporting to the Board of Directors; and

7.5. To maintain a market watch and pre-selection program for opportunities to license in well founded new products in the Employer's strategic portfolio for Science and main Board of Directors presentation and evaluation.

     [THE DUTIES AND RESPONSIBILITIES OF DR. CHANG SET FORTH IN THIS SCHEDULE WILL BE REVIEWED AND FINALIZED (WITH THE AGREEMENT OF ENHANCE) DURING THE WEEK OF AUGUST 16, 2004, WITH A VIEW PARTICULARLY TOWARDS FURTHER DETAILING DR. CHANG'S DUTIES AND RESPONSIBILITIES AS PRESIDENT OF ASIA-PACIFIC OPERATIONS, IT BEING UNDERSTOOD AND AGREED THAT, IN ANY EVENT, AS PREVIOUSLY DISCUSSED FOR PURPOSES OF STREAMLINING MANAGEMENT AND FINANCIAL CONTROLS IN ACCORDANCE WITH FINANCIAL MARKET EXPECTATIONS FOR PUBLIC COMPANIES, DR. CHANG WILL PERFORM SUCH DUTIES AND RESPONSIBILITIES AS MAY BE REQUESTED BY THE CHIEF EXECUTIVE OFFICER OF ENHANCE AND THE BOARD OF DIRECTORS OF ENHANCE, WILL REPORT DIRECTLY TO, AND TAKE DIRECTION FROM, THE CHIEF EXECUTIVE OFFICER OF ENHANCE, AND WILL MAKE EXPENDITURES, OR INCUR OBLIGATIONS ONLY AS APPROVED BY THE CHIEF EXECUTIVE OFFICER OF ENHANCE IN ACCORDANCE WITH BUDGETS ADOPTED BY THE BOARD OF DIRECTORS OF ENHANCE.]

                                                                      SCHEDULE 2


            ATTACHED PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

See Following Pages.

                PROPRIETARY RIGHTS AND CONFIDENTIALITY AGREEMENT

THIS AGREEMENT is made this [___ day of ____], 2004, between Enhance Biotech, Inc., a Delaware corporation, with its offices at 712 Fifth Avenue, New York, NY 10019 (the "Company"), and Kwen-Jen Chang, an individual residing at 104 Sierra Drive, Chapel Hill, NC 27514 ("Employee"). This Agreement is based on the following understandings:


         A. Employee is a valued employee and officer of the Company and has an interest as an employee and officer in the continued success of the Company; and

         B. The Company and Employee wish to set forth certain agreements regarding the terms of Employee's employment; and

         C. Employee is entering into an agreement simultaneously with this Agreement concerning his duties and compensation as an officer of Company.

      THEREFORE, in consideration of the premises, the employment of Employee by the Company, the disclosure by the Company of confidential and trade secret information, and the mutual promises and agreements in this document, the parties to this Agreement contract as follows:

      1. Confidential Information. Employee may gain access to or knowledge of information about Company and/or Company clients and customers that is not generally known or available to the public ("Confidential Information"). Confidential Information may include, but is not limited to: Inventions (as defined below), research results, specifications, models, diagrams, data, flowcharts, spreadsheets, marketing and development plans, chemical compound structures, synthesis methods, pre-clinical and clinical data, regulatory filings, content of negotiations with potential licensees and/or partners, financial investors or affiliates, client names and other information related to current and potential clients (including without limitation names, addresses, phone and fax numbers, and services requested and provided and client information acquired in the course of providing services to clients), prospective client lists, price lists, pricing policies, supplier lists, financial information and employee files. It shall also include, without limitation, data, notes, records, files, memoranda, reports, designs, drawings, plans, sketches, documents, print-outs, and the like, in any way or in any medium incorporating or reflecting any of the Confidential Information, or relating to the Company's Business (as defined below) or to any client, vendor, licensor, licensee or other party transacting business with the Company and any information which Employee made or makes, conceived or conceives, developed or develops or obtained or obtains knowledge or access through or as a result of Employee's relationship with the Company (including information received, originated, discovered or developed in whole or in part by Employee) from the initial date of Employee's employment with the Company. As used in this Agreement, the term "Company's Business" shall mean the discovery, clinical or pre-clinical development, sale and/or manufacture of drugs or drug candidates that are known to be pharmacologically active at the delta and/or mu cell receptor(s), and the acquisition, licensing, development, manufacturing, marketing and distribution of drugs and treatments for such other conditions as the Company is engaged in addressing during the Employee's employment by the Company. Confidential Information also includes any information described above which the Company obtains from another party and which the Company treats as proprietary or designates as Confidential Information, whether or not owned or developed by the Company, including without limitation, information of or concerning the Company's clients, partners, financial investors or business collaborators. The failure of the Company to mark any of the above-described information as proprietary, confidential, or secret shall not affect its status as part of the Confidential Information protected by this Agreement.

            For the purposes of this Agreement, "Inventions" shall mean ideas, designs, creations, concepts, techniques, inventions, improvements, discoveries, and works of authorship, whether or not patentable or protectable by copyright or patent, whether or not fixed in a tangible medium of expression and whether or not reduced to practice, including but not limited to the nature and results of research and development activities, processes, formulae, devices, designs, processes, computer programs, and methods, together with any improvements thereon or thereto, derivative works or applications derived therefrom, and know-how related thereto.

            Information publicly known that is generally employed by the trade at or after the time Employee first learns of such information (other than as a result of a breach by Employee of any duty owed to, or agreement with, the Company), or generic information or knowledge which Employee would have learned in the course of similar employment or work elsewhere in the trade shall not be deemed part of the Confidential Information.

      2. Non-Disclosure of Confidential Information. Employee agrees that Employee has a fiduciary duty to the Company and that Employee shall hold in confidence and shall not, except in the course of performing Employee's employment obligations or pursuant to written authorization from the Company, at any time during or for ten (10) years after termination of Employee's relationship with the Company (a) directly or indirectly reveal, report, publish, disclose or transfer the Confidential Information or any part thereof to any person or entity; (b) directly or indirectly use, or permit the use of any of the Confidential Information or any part thereof for any purpose other than for the benefit of the Company; (c) assist any person or entity other than the Company to secure any benefit from the Confidential Information or any part thereof or (d) solicit (on Employee's behalf or on behalf of any third party) any employee of the Company for the purpose of providing services or products which Employee is prohibited from providing hereunder.

      3. Ownership of Confidential Information and Work Product. Except as limited by this Paragraph, Employee agrees that all Confidential Information and all other work product of any type or nature created by Employee or resulting from work performed by Employee for the Company, or using the Company's facilities, equipment, supplies or other property, or related to the Company's Business, even if not Confidential Information (such Confidential Information and work product being defined as "Work Product"), shall belong to the Company exclusively and without any additional compensation to Employee. Employee agrees that any original copyrightable Work Product shall be considered as "works made for hire," and that the Company shall be deemed the author thereof, provided that to the extent such Work Product is determined not to constitute "works made for hire" as a matter of law, Employee hereby irrevocably assigns and transfers to the Company all rights in and to such Work Product.

            The Company's ownership right to such Work Product shall extend regardless of the hours during which or facilities at which the Work Product is made or the resources or ownership of resources used in making it; provided however that the assignment of rights shall not apply to creations developed entirely on Employee's own time without using the Company's facilities, equipment, supplies or other property, Confidential Information or Work Product, provided that the creations do not (a) relate to the Company's Business or actual or demonstrably anticipated research or development, or (b) result from any work performed by Employee for the Company.

            Upon request Employee will execute any instrument required to vest in the Company complete title and ownership to all Work Product, and will, at the request and expense of the Company, execute any instruments necessary to obtain legal protection in the United States and foreign countries for all Work Product and for the purpose of vesting title thereto in the Company, or its nominee, all without any additional compensation of any kind to Employee. Only if the Company executes a written statement that it does not desire to obtain protection for a particular Invention or copyrightable creation is Employee free to obtain protection in Employee's own name and at Employee's own expense; provided, however, that the Company shall have a royalty-free nonexclusive irrevocable license under any patent or copyright so obtained by Employee.

      4. Disclosure to the Company. Upon the conception of any Work Product by Employee (either solely or in conjunction with others) and without waiting to perfect or complete it, Employee promises and agrees immediately to fully disclose to the President and Chief Executive Officer or other applicable officer of the Company designated by the Board of Directors of the Company, and to no one else, and thereafter to treat the Work Product as the property and secret of the Company. This shall include Work Product made, conceived or reduced to practice after the term of Employee's employment but which belong to the Company pursuant to Paragraphs 3 and 9. Upon request Employee will reduce any concept in the Work Product to writing and deliver all copies of the writing to the President of the Company, or if Employee is the President of the Company, such copies shall be delivered to such other officer of the Company as may be designated by the Board of Directors of the Company. These obligations shall continue beyond the termination of employment with respect to Work Product conceived or made during the period of employment.

      5. Collaboration. Employee warrants that Employee will disclose the participation of any other person in any of Employee's work for the Company. Absent such disclosure, Employee warrants that all work performed by Employee will be Employee's own and that no other person shall have any right, title, or interest in any work submitted to the Company.

      6. Records. Employee agrees that Employee will keep and maintain adequate and current written records of all Work Product created by Employee. All written records relating to any Work Product, whether in the form of notes, data, reference materials, sketches, drawings, memoranda, correspondence, blueprints, manuals, letters, notebooks, reports, flowcharts, programs, proposals, or any other form, and whether in written, electronic or other media, concerning the Company's Business or incorporating or reflecting any of the Work Product, shall be and remain the property of and available to the Company at all times, and shall be delivered to the Company on demand or upon Employee leaving the Company's service. The Company may, at any time and without notice to Employee, take possession of such records regardless of their location, including Employee's files, desk, computer or other areas under the control of the Company.

      7. Assistance After Employment. Employee agrees that if, subsequent to Employee's employment by the Company, his assistance is needed in regard to securing, defending, or enforcing any patent or copyright of which Employee is an inventor, co-inventor, author or co-author Employee shall provide requested assistance and the Company shall pay reasonable compensation for his time at a rate to be agreed upon but not higher than 150% of the last salary rate paid to Employee by the Company during his employment, together with full reimbursement of reasonable and necessary directly-related expenses.

      8. Third-Party Obligations. Employee acknowledges that the Company from time to time may have agreements with other person or entities or with government or other agencies that impose obligations or restrictions on the Company regarding Inventions, Confidential Information or Work Product created by Employee or the Company during the course of work thereunder, or regarding the confidential nature of the work or confidential information of the third party disclosed during or used as part of such work. Employee agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge the obligations of the Company thereunder.

      9. Warranty by Employee. Employee represents and warrants that his performance of all terms under this Agreement does not result in a breach of any duty owed by Employee to another, under contract or otherwise, or violate any confidence of another. Employee agrees not to disclose to the Company or induce the Company to use any confidential or proprietary information belonging to any of the Employee's previous employers or others. Employee warrants that Employee has executed no prior noncompetition, nondisclosure or confidentiality agreements that would in any way interfere with his work for or employment by the Company. Employee represents and warrants that Exhibit A attached hereto, entitled "List of Work Product," is a true and complete list of all creations, if any, whether or not patented or copyrighted and whether or not reduced to practice, made by Employee prior to his employment with the Company, and which therefore are not subject to the provisions of Paragraph 3; provided, however, that any improvements, whether or not patentable or reduced to practice, made to or on, or any derivative work made from, any of the listed confidential and propriety information after Employee's commencement of employment by the Company are subject to the terms of Paragraph 3.

            Employee agrees to notify the Company in writing before Employee makes any disclosure to or performs any work on behalf of the Company which appears to threaten or conflict with any proprietary right Employee claims in any Work Product and in the event of Employee's failure to give such notice, Employee shall make no claim against the Company with respect to any such Work Product.

      10. Exit Interview. Employee agrees that upon termination of Employee's employment for any reason, Employee shall participate in an exit interview with Company personnel. At or prior to the time of this interview Employee shall deliver to the Company all notes, data, reference materials, sketches, drawings, memoranda, correspondence, manuals, letters, notebooks, reports, programs, proposals, or any other documents, whether in written, electronic or other media, concerning the Company's Business or incorporating or reflecting any of the Confidential Information or Work Product. Employee agrees that, upon request, Employee will execute a sworn statement that Employee has complied with the terms of this Paragraph, and that should Employee fail to execute such a statement the Company may withhold any and all amounts due to Employee for any reason, except minimum compensation required by law.

      11. Extraordinary Relief. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing all remedies available to the Company for breach of this Agreement. Employee recognizes and agrees that because of the unique nature of the Confidential Information and the competitive position of the Company his breach of this Agreement will irreparably injure the Company, for which the Company could not adequately be compensated by remedies at law. Should Employee at any time reveal or use for the benefit of other than the Company or threaten to so reveal or use any Confidential Information in violation of Paragraph 2, the Company shall be entitled to an injunction restraining Employee from doing or continuing to do or performing any such acts, and Employee hereby consents to the issuance of such injunction against Employee. Employee further agrees to waive any bond or proof of damages requirement that may arise if the Company is forced to seek injunctive relief to enforce the terms of this Agreement.

      12. Accounting for Profits; Indemnification. Employee covenants and agrees that if Employee shall violate any of Employee's covenants or agreements under this Agreement, the Company shall be entitled to an accounting and repayment of all profits, compensation, royalties, commissions, remunerations or benefits which Employee directly or indirectly shall have realized or may realize relating to, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which the Company is or may be entitled at law or in equity or otherwise under this Agreement. Employee hereby agrees to defend, indemnify and hold harmless the Company against and in respect of: (i) any and all losses and damages resulting from, relating or incident to, or arising out of any misrepresentation or breach by Employee of any warranty, covenant or agreement made or contained in this Agreement; and (ii) any and all actions, suits, proceedings, claims, demands, judgments, payments, costs and expenses (including reasonable attorneys' fees) incident to the foregoing.

      13. Successor Employers. Employee hereby authorizes the Company to provide a copy of this Agreement, including any Exhibits, to any and all future employers, and to notify any and all future employers that the Company intends to exercise its legal rights arising out of or in conjunction with the Agreement and/or any breach or any inducement of breach of it.

      14. Reasonableness and Enforceability. EMPLOYEE HAS READ AND CAREFULLY CONSIDERED THE TERMS OF THIS AGREEMENT, HAS HAD THE OPPORTUNITY TO CONTACT EMPLOYEE'S OWN LEGAL COUNSEL TO ADVISE EMPLOYEE REGARDING THE TERMS OF THIS AGREEMENT, AND EMPLOYEE NOW AGREES THAT THE TERMS OF THIS AGREEMENT ARE FAIR AND REASONABLE AND ARE REASONABLY REQUIRED FOR THE PROTECTION OF THE INTEREST OF THE COMPANY. EMPLOYEE FURTHER AGREES THAT THE RESTRICTIONS AND COVENANTS OF THIS AGREEMENT WILL NOT IMPAIR THE ABILITY OF EMPLOYEE TO SECURE EMPLOYMENT SO AS TO BE ABLE TO MAKE A REASONABLE LIVING. The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against the Company whether predicated on this Agreement or otherwise. Failure of the Company to enforce at any time or for any period of time any of the conditions or covenants of this Agreement shall not be construed as a waiver of such provisions or of the right of the Company to enforce subsequent breaches of the same or other conditions and covenants, unless such permanent waiver is provided to Employee in writing and signed by the President of the Company or, if Employee is the President of the Company, such writing is to be signed by the Board of Directors of the Company.

      15. Reformation/Severability of Agreement. If any provision of this Agreement shall for any reason be adjudged by any court of competent jurisdiction or arbiter to be illegal, invalid or otherwise unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Agreement but shall be confined in its operation to the provision of this Agreement directly involved in the controversy in which such judgment shall have been rendered. The invalid or unenforceable provision shall be reformed so that each party shall have the obligation to perform reasonably alternatively to give the other party the benefit of its bargain. In the event the invalid or unenforceable provision cannot be reformed, the other provisions or applications of this Agreement shall be given full effect, and the invalid or unenforceable provision shall be deemed struck.

      16. Construction of Terms. Any reference herein to the masculine shall include the feminine or neuter, and any reference herein to the singular or plural may be construed as plural or singular wherever the context requires.

      17. Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, including without limitation any entity which may acquire all or substantially all of the Company's assets and business or into which the Company may be consolidated or merged, and the Employee, his heirs, executors, administrators and legal representatives. Employee may not assign any of his obligations under this Agreement.

      18. Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of New York applicable to contracts between residents of New York which are wholly executed and performed in New York. Any lawsuit brought under the terms of this Agreement shall have exclusive venue in the state and federal courts of New York County, New York; provided, however, that with respect to any proceeding for injunctive relief the Company may, at its option, bring the proceeding before a court where Employee resides at the time of such proceeding.

      19. Merger. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof; and supersedes and replaces any oral or written communications and any undertakings otherwise made between the parties relating to the subject matter. Except as specified in Paragraph 15, no changes, modifications, or amendments of any terms and conditions of this Agreement are valid or binding unless agreed to in a writing signed by Employee and the President of the Company or, if Employee is the President, the Board of Directors of the Company.

      This Agreement is effective as of the date first above written and is executed in duplicate originals.


                                                  Enhance Biotech, Inc.
--------------------------------------
Employee

                                                  By:
--------------------------------------              ----------------------------
Witness                                             Its:

                                                                       EXHIBIT A

                              LIST OF WORK PRODUCT
                     NOT SUBJECT TO OWNERSHIP BY THE COMPANY


      The following is a complete list of all confidential or proprietary information, relevant to the subject matter of my employment by the Company that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of my Proprietary Rights and Confidentiality Agreement with the Company, to which this is attached as Exhibit A.

______ No creations, inventions, improvements or other Work Product.

______ Any and all such creations, inventions, improvements or other Work
       Product as are described below:


______ Additional sheets attached.


                                                             Employee _____